UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material pursuant to §240.14a-12

WESTBURY BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 15, 2015
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Westbury Bancorp, Inc. The Annual Meeting will be held at the main office of Westbury Bank located at 200 South Main Street, West Bend, Wisconsin 53095 on June 17, 2015, at 1:30 p.m., local time.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Westbury Bancorp, Inc. Also enclosed for your review is our 2014 Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting consists of (i) the election of three directors and (ii) the ratification of the appointment of McGladrey LLP as independent registered public accounting firm for the year ending September 30, 2015. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Westbury Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.
Our Proxy Statement and the 2014 Annual Report to Stockholders are available at www.edocumentview/WBB.

Sincerely,

Raymond F. Lipman Chief Executive Officer and Chairman of the Board

Westbury Bancorp, Inc.
200 South Main Street
West Bend, Wisconsin 53095
(262) 334-5563
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 17, 2015
Notice is hereby given that the Annual Meeting of Stockholders of Westbury Bancorp, Inc. will be held at the main office of Westbury Bank located at 200 South Main Street, West Bend, Wisconsin 53095 on June 17, 2015, at 1:30 p.m., local time.
A Proxy Card and Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of three directors;

2.	the ratification of the appointment of McGladrey LLP as independent registered public accounting firm for the year ending September 30, 2015; and
such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 30, 2015 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF WESTBURY BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors
Nancie P. Heaps Secretary
West Bend, Wisconsin
May 15, 2015
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND WESTBURY BANCORP, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.EDOCUMENTVIEW.COM/WBB.

PROXY STATEMENT
Westbury Bancorp, Inc.
200 South Main Street
West Bend, Wisconsin 53095
(262) 334-5563

ANNUAL MEETING OF STOCKHOLDERS
June 17, 2015
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Westbury Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at the main office of Westbury Bank located at 200 South Main Street, West Bend, Wisconsin 53095 on June 17, 2015, at 1:30 p.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about May 15, 2015.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Westbury Bancorp, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of McGladrey, LLP as our independent registered public accountants for the year ending September 30, 2015.
Proxies may be revoked by sending written notice of revocation to the Secretary of Westbury Bancorp, Inc. at the address shown above, or by filing a duly executed proxy bearing a later date or by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS
Except as otherwise noted below, holders of record of Westbury Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on April 30, 2015 are entitled to one vote for each share then held. As of April 30, 2015, there were 4,528,049 shares of common stock issued and outstanding.
Principal Holders
Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 30, 2015, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers and the Westbury Bank Employee Stock Ownership Plan is 200 South Main Street, West Bend, Wisconsin 53095.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders

Westbury Bank ESOP	370,263	(2)	8.18%

Castine Capital Management, LLC	379,799	(3)	8.39%
Paul Magidson
One International Place, Suite 2401
Boston, Massachusetts 02110

Lawrence B. Seidman.	230,242	(4)	5.08%
100 Misty Lane, 1st Floor
Ivy Corporate Park
Parsippany, New Jersey 07054

Directors and Executive Officers

Raymond F. Lipman, Chief Executive Officer and Chairman of the Board	95,995	(5)	2.11%
Russell E. Brandt, Director	18,022	(6)	*
William D. Gehl, Vice Chairman of the Board	15,522	(7)	*
Andrew J. Gumm, Director	26,847	(8)	*
James L. Mohr, Director	13,522	(9)	*
Rondi Rohr-Dralle, Director	17,022	(10)	*
James A. Spella, Director	15,022	(11)	*
Terry Wendorff, Director	23,022	(12)	*
J.J. Ziegler, Director	31,022	(13)	*
Kirk J. Emerich, Senior Vice President and Chief Financial Officer	46,403	(14)	1.02%
Greg J. Remus, President and Chief Operating Officer	71,176	(15)	1.57%
Michael C. Holland, Senior Vice President and Chief Credit Officer	8,357	(16)	*
Nancie P. Heaps, Senior Vice President of Human Resources and Secretary	19,430	(17)	*

All directors and executive officers as a group (13 persons)			8.76%

*	Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)
Represents shares held in our employee stock ownership plan that have not been allocated to participant accounts. An aggregate of 36,442 shares held in our employee stock ownership plan have been allocated to participant accounts. The trustee will vote the unallocated stock in proportion to the voting instructions received from plan participants with respect to the allocated shares.

(3)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015 showing ownership as of December 31, 2014.

(4)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on March 25, 2015 showing ownership as of March 20, 2015.

(5)
Includes 2,108 shares held in Mr. Lipman’s account in our employee stock ownership plan, 15,000 shares held by Mr. Lipman’s wife, over which Mr. Lipman is deemed to have shared voting and dispositive power together with his wife, 9,231 shares held in Mr. Lipman’s account in Westbury Bank’s 401(k) Plan, 14,753 shares held by an IRA for the benefit of Mr. Lipman, 40,215 unvested shares of restricted stock and options to purchase 14,315 shares of stock that are either vested or vest within 60 days of the record date.

(6)
Includes 10,000 shares held by an IRA for the benefit of Mr. Brandt, 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(7)	Includes 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(8)
Includes 16,300 shares held by an IRA for the benefit of Mr. Gumm, 2,525 shares held in a self-directed 401k account for Mr. Gumm, 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(9)
Includes 500 shares held by Mr. Mohr’s son, over which Mr. Mohr is deemed to have shared voting and dispositive power together with his son, 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(10)	Includes 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(11)
Includes 5,000 shares held as Trustee of the James and Karen Spella Revocable Living Trust, 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(12)	Includes 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(13)
Includes 2,500 shares held by the Andreas John Ziegler 1999 Trust, 2,500 held by the Charles Benjamin Ziegler 1997 Trust, 6,110 unvested shares of restricted stock and options to purchase 1,912 shares of stock that are either vested or vest within 60 days of the record date.

(14)
Includes 1,518 shares held by our employee stock ownership plan, 8,508 shares held in Mr. Emerich’s account in Westbury Bank’s 401(k) Plan, 330 shares held by an IRA for the benefit of Mr. Emerich, 26,476 unvested shares of restricted stock and options to purchase 9,543 shares of stock that are either vested or vest within 60 days of the record date.

(15)
Includes 1,563 shares held by our employee stock ownership plan, 6,943 shares held by Mr. Remus’ wife, over which Mr. Remus is deemed to have shared voting and dispositive power together with his wife, 1,828 shares held in Mr. Remus’ account in Westbury Bank’s 401(k) Plan, 13,100 held by an IRA for the benefit of Mr. Remus, 32,586 unvested shares of restricted stock and options to purchase 13,997 shares of stock that are either vested or vest within 60 days of the record date.

(16)
Includes 597 shares held by our employee stock ownership plan, 96 shares held in Mr. Holland’s account in Westbury Bank's 401(k) Plan, 3,000 held by an IRA for the benefit of Mr. Holland, 4,073 unvested shares of restricted stock and options to purchase 636 shares of stock that are either vested or vest within 60 days of the record date.

(17)
Includes 955 shares held by our employee stock ownership plan and 9,157 shares held in Ms. Heaps’ account in Westbury Bank’s 401(k) Plan, 1,840 held by an IRA for the benefit of Ms. Heaps, 5,092 unvested shares of restricted stock and options to purchase 2,386 shares of stock that are either vested or vest within 60 days of the record date.

Quorum

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.
Method of Counting Votes
As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR each nominee proposed by the Board or to WITHHOLD AUTHORITY for any nominee. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.
As to the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of McGladrey LLP as the independent registered public accounting firm for the year ending September 30, 2015.
In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.
Participants in the ESOP and 401(k) Plan and Holders of Non-Vested Restricted Stock
Participants in the Westbury Bank Employee Stock Ownership Plan (the “ESOP”) and persons who hold Westbury Bancorp, Inc. common stock through the Westbury Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) will receive a vote authorization form for each of the plans that reflect all shares the participant may direct the trustees to vote on his or her behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Westbury Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP Vote Authorization Form or 401(K) Plan Vote Authorization Form is Wednesday, June 10, 2015 at 5:00 p.m. local time. Telephonic and internet voting cutoff is 5:00 p.m. local time.
Pursuant to the terms of the Westbury Bancorp, Inc. 2014 Equity Incentive Plan, a participant is entitled to direct how to vote the non-vested restricted shares of Westbury Bancorp, Inc. awarded to him or her.
PROPOSAL I—ELECTION OF DIRECTORS
Our Board of Directors is comprised of nine members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: Raymond F. Lipman, William D. Gehl and Andrew J. Gumm. Each of Messrs. Lipman, Gehl and Gumm is currently a director of Westbury Bancorp, Inc. Messrs. Lipman, Gehl and Gumm have agreed to serve, if elected, and have consented to being named in this proxy statement.
The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With Westbury Bancorp, Inc.	Age(1)	Director Since(2)	Current Term Expires

NOMINEES
Raymond F. Lipman.	Chief Executive Officer and Chairman of the Board	65	1992	2015
William D. Gehl	Vice Chairman of the Board	68	1995	2015
Andrew J. Gumm	Director	65	1991	2015
CONTINUING DIRECTORS
Russell E. Brandt	Director	61	1991	2016
James L. Mohr	Director	64	2009	2016
J.J. Ziegler	Director	58	2001	2016
Rondi Rohr-Dralle	Director	58	2014	2017
James A. Spella	Director	69	1999	2017
Terry Wendorff	Director	55	2007	2017
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Kirk J. Emerich	Senior Vice President and Chief Financial Officer	51	N/A	N/A
Greg J. Remus	President and Chief Operating Officer	45	N/A	N/A
Michael L. Holland	Senior Vice President and Chief Credit Officer	42	N/A	N/A
Nancie P. Heaps	Senior Vice President of Human Resources and Marketing and Secretary	63	N/A	N/A

(1)	As of September 30, 2014.

(2)	Includes service with Westbury Bank and Westbury Bancorp, Inc.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. Each director of Westbury Bancorp, Inc. is also a director of Westbury Bank.

Director Nominees

Raymond F. Lipman is our Chief Executive Officer and serves as Chairman of our Board of Directors. He has been employed with Westbury Bank since 1976 in a variety of roles, including as Chief Financial Officer for 15 years. He served as President from 1991 until December 31, 2014, and has served as Chief Executive Officer since 1994 and Chairman of the Board since 2005. Mr. Lipman has over 35 years of community banking experience. Mr. Lipman holds a degree in accounting from the University of Wisconsin-Whitewater. Mr. Lipman was selected to serve as a director because his extensive experience in a variety of roles at Westbury Bank provides a broad and unique perspective on the challenges facing our organization and on our business strategies and operations.
William D. Gehl serves as Vice Chairman of the Board of Directors. He is the Chairman of IBS of Southeastern Wisconsin, a distributor of portable power products, a position he has held since 2011. Previously, from 1992 to 2008, he served as President and Chief Executive Officer of Gehl Company, a publicly traded company that was engaged in the manufacturing of compact construction equipment. He is also chairman of the board of directors of FreightCar America, Inc., a publicly traded company manufacturer of railroad freight cars, and a director of Astec Industries, Inc., a publicly traded manufacturer of infrastructure development equipment. He also serves on the boards of directors of Oilgear, Inc., a privately held manufacturer of hydraulic pumps and Mason Wells, Inc., a private equity firm. Mr. Gehl is a graduate of the University of Notre Dame, holds an MBA from the Wharton School of Finance at the University of Pennsylvania and a juris doctor from the University of Wisconsin School of Law. He is a member of the Wisconsin and Florida State Bars. Mr. Gehl was selected to serve as a director because his business experience and educational background provide unique perspective on our business operations, and because his service on the board of directors and audit committees of publicly held companies provides insight with respect to issues that our organization faces as a public company, including oversight of financial controls and procedures and the preparation and review of financial statements.
Andrew J. Gumm is the founder of AJG Consulting LLC, which provides consulting services to utility companies with an emphasis on regulatory approvals for utility projects. Prior to his retirement in 2012, he was employed by Wisconsin Energies for over 40 years in a variety of roles, including District Manager, Division Sales/Marketing Manager, Senior

Manager - Key Customers, and Senior Manager of Project Siting and Approvals. He holds a degree in business administration from Carthage College in Kenosha, Wisconsin. Mr. Gumm currently serves as the President of the Westbury Bank Charitable Foundation. Mr. Gumm has served on many boards statewide including the Museum of Wisconsin Art, Threshold, Inc., the West Bend Rotary Club, the American Red Cross, Ozaukee Washington Land Trust, St. Joseph's Community Hospital, Washington County United Way and is past President of the West Bend Economic Development Corporation, Washington County Economic Development Corporation and the West Bend Country Club. Mr. Gumm was selected to serve as a director because of his extensive management experience at a regulated entity, and because his service to the communities in which we operate provides a unique perspective on economic and other conditions in our market area.
Directors

Russell E. Brandt is President and majority owner of Brandt Printing, Inc., a commercial printer serving the Washington County and greater Milwaukee metropolitan area, where he has served since founding the company in 1974. Mr. Brandt served as a Trustee of the Village of Slinger, Wisconsin from 1987 to 1992, and has served as its President since 2003. In this role, Mr. Brandt was instrumental in improving the village’s finances and in forming a storm water utility to address flooding issues. Mr. Brandt has been a member of the Rotary Club since 1975, and, together with his wife, co-chaired a fund drive to improve local parks. Mr. Brandt was selected to serve as a director because his familiarity with the needs of business customers in our market area provide unique perspective on our business and operations, particularly with respect to our increased commercial business lending activities, and because his years of public service provide insight on economic and other conditions in our market area.

James L. Mohr is a certified public accountant and is the founder of James L. Mohr & Associates LLP, a certified public accounting firm serving businesses and individuals in our market area. Previously, Mr. Mohr spent 25 years at KPMG LLP, including 17 years as a partner in the tax department working with financial institutions. Mr. Mohr holds a bachelor’s degree in business from the Indiana University School of Business and a juris doctor from the Indiana University School of Law. He has served as an adjunct professor in the University of Wisconsin-Milwaukee Masters in Taxation program, teaching courses in executive compensation and partnership taxation. Mr. Mohr is a member of the board of directors of several private foundations, and is a member of the Children’s Hospital Foundation Planned Giving Council. He has previously served as president of the Silver Spring Neighborhood Center, Wiscraft, Inc., a business employing the blind, and Wisconsin Swimming Inc., and on the advisory board of The Salvation Army. Mr. Mohr was selected to serve as a director because his extensive experience as a certified public accountant, specifically working for financial institutions, provides unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures and our accounting practices.
Rondi Rohr-Dralle is a certified public accountant, and holds a bachelor’s degree in accounting from the University of Wisconsin. Since 2008, she has served as the Vice President of Investor Relations and Corporate Development at Rockwell Automation, Inc., Milwaukee, Wisconsin, a NYSE-listed provider of industrial automation power, control and information solutions to manufacturers in a variety of businesses. Ms. Rohr-Dralle has been employed with Rockwell Automation, Inc. since 1999 and, in addition to her current position, has served as Vice President of Corporate Development and Group Vice President of Finance. From 1981 to 1999, she held a variety of senior and executive financial positions at Applied Power Inc. (the predecessor corporation to Actuant Corporation), including vice president of finance, treasurer and investment controller. Ms. Rohr-Dralle also was employed for three years at the accounting firm of Touche Ross (the predecessor to Deloitte) as an auditor. Ms. Rohr-Dralle was selected to serve as a director because her extensive management, financial and strategic experience at a publicly held company provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, as well as the development of our strategic, management and growth initiatives and our public company reporting and compliance.
James A. Spella is a partner in The Schloemer Law Firm, S.C., where he has practiced real estate, business, tax and estate planning since 1973. Prior to joining the firm, he was a tax attorney with Arthur Andersen & Company. He holds a bachelor’s degree in accounting from Marquette University and a juris doctor from Marquette University Law School. Mr. Spella has served as legal advisor to or director of a number of community organizations, including the Rotary Club, the Threshold Foundation, the West Bend Community Foundation, West Bend Economic Development Corporation and the St. Frances Cabrini School Board. Mr. Spella was selected to serve as a director because his extensive experience as a business and tax attorney provides a unique perspective on our business and operations, and because his client service and his community service provide insight into the needs of members of our community as well as economic and other trends developing in our market area.

Terry Wendorff is the President of Sno-Way International, Inc., a manufacturer of snow and ice control equipment, where he has served since 1993. From 1980 to 1993, he served as operations manager for Simone Engineering, Inc., a multi-state distributor of valves, instruments and controls. Mr. Wendorff is a board member of the Boys and Girls Club of Washington County, and is a former board member of the Washington County Economic Development Corporation, and a member and past president of the Kettle Moraine Lions Club and of the Harford Area Chamber of Commerce. Mr. Wendorff was selected to serve as a director because his experience managing and overseeing a business provides perspective with respect to general business operations and experience reviewing financial statements.
J.J. Ziegler is the managing member of several real estate development companies. He holds a degree in landscape architecture from the University of Wisconsin. Mr. Ziegler is a former board member of the Riveredge Nature Center, the Kettle Moraine YMCA, the Washington County Economic Development Corporation and a former member of the Rotary Club. Mr. Ziegler was selected to serve as a director because his experience managing his own business provides insight with respect to general business operations as well as experience reviewing financial statements, and his experience in the real estate industry provides unique perspective on the risks and opportunities related to our lending operations, particularly commercial real estate lending.
Executive Officers Who Are Not Directors
Kirk J. Emerich has been employed by Westbury Bank since 1992, and is currently serving as Senior Vice President and Chief Financial Officer. He has over 27 years of experience in the financial services industry, having worked as an auditor in the financial institutions practice of Ernst & Young for six years prior to joining Westbury Bank. He served as a director of Westbury Bank for four years, stepping down in 2008 upon the completion of the merger with Continental Savings Bank. Mr. Emerich holds a degree in accounting from the University of Wisconsin-Whitewater, and is a certified public accountant. His responsibilities include the management and supervision of accounting, information technology and operations. Mr. Emerich oversees the preparation of financial statements and budgets, capital planning and management initiatives, and the asset/liability and investment management function. He is a member and past president of the West Bend Sunrise Rotary, treasurer of the West Bend Sunrise Rotary Foundation and the Westbury Bank Charitable Foundation, director of the Kettle Moraine YMCA Board and past president and current board member of the West Bend Area Chamber of Commerce.
Greg J. Remus has been employed by Westbury Bank since 2009, and is currently serving as President and Chief Operating Officer. From 2009 through February 2014, he served as Senior Vice President of Lending. He was appointed as Chief Operating Officer in February 2014 and as President effective January 1, 2015. Mr. Remus has over 20 years of experience in the financial services industry. He previously served as Vice President of Commercial Real Estate for M&I Bank from 2004 to 2009 and, before that, as Vice President Commercial Lending of ISB Community Bank. Mr. Remus holds a degree in mathematics from the University of Wisconsin. His responsibilities include general oversight all the operations of the bank with emphasis on our commercial business, multi-family and commercial real estate loan portfolio, including credit quality, underwriting, administration, collections, loan yield pricing and portfolio growth.
Michael C. Holland has served as Senior Vice President and Chief Credit Officer of Westbury Bank since 2012.  Mr. Holland has 10 years of experience in the financial services industry.  He previously served as Vice President of Business Banking at ISB Community Bank from 2004 to 2012 and, before that, as Credit Analyst at Associated Bank.  Mr. Holland holds a master’s degree in finance and a bachelor’s degree in economics, both from the University of Wisconsin.  His responsibilities include the management and supervision of credit administration, commercial collections, commercial loan processing and compliance.

Nancie P. Heaps has been employed by Westbury Bank since 1973, and is currently serving as Senior Vice President of Human Resources and Secretary. Her responsibilities include planning and administering policies relating to all phases of human resources activity. She also maintains records of the activities of the Board of Directors and committees of the Board of Directors. Ms. Heaps holds a degree in education from the University of Wisconsin-Oshkosh. She has over 35 years of experience in the financial services industry, having spent her entire career in various positions at Westbury Bank.
Board and Committee Independence

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer Raymond F. Lipman and James A. Spella, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Lipman is not independent because he is one of our executive officers, and Mr. Spella is not independent because payments by Westbury Bank of legal fees to the Schloemer Law Firm, of which Mr. Spella is a partner, exceeded limitations under applicable Nasdaq rules during 2012 and 2013. Each director who serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” as defined in the listing standards of the Nasdaq Stock Market and applicable SEC regulations for purposes of service on each of such committees.
In determining the independence of the other directors, the Board of Directors considered the following facts, which are not required to be reported under “Transactions with Certain Related Persons.” During the fiscal year ended September 30, 2014, Westbury Bank paid $188,563 in rent for one of its branch offices to Ziegler-Bence Development, a real estate development and management company of which Director J.J. Ziegler is a partner, $36,067 in fees for various printing services to Brandt Printing, Inc., a printing company owned by Director Russell Brandt, and $29,902 in fees for property management and remodeling services to Gerald Nell Inc., a property management company with which Director Gerald Guarnaccio, who retired from the Board of Directors in February 2014, was employed as vice president of operations for the construction division. The Board of Directors determined that the payment of market rent for commercial space does not interfere with Mr. Ziegler’s exercise of independent judgment in carrying out his responsibilities as a director, that the payment of market prices for printing services does not interfere with Mr. Brandt’s exercise of independent judgment in carrying out his responsibilities as a director and that the payment of market prices for property management and remodeling services did not interfere with Mr. Guarnaccio’s exercise of independent judgment in carrying out his responsibilities as a director.
Board Leadership Structure and Risk Oversight
Our Board of Directors is chaired by Raymond F. Lipman, who is also our Chief Executive Officer. We believe our governance structure is appropriate given the size, limited market area and relatively non-complex operating philosophy of our organization. In addition, we have never engaged in a transaction with any affiliate of Mr. Lipman. As Chief Executive Officer and former President of Westbury Bank, and having been employed by Westbury Bank in various roles for his entire 35 year career, Mr. Lipman is well positioned to understand the challenges faced by our organization. As a result, he can set our strategic direction and also set the agenda of the Board of Directors. We understand the risk that an inside Chairman could theoretically manage the Board of Directors’ agenda to limit the consideration of important issues relating to management.
To minimize the risk involved with having a joint Chairman and Chief Executive Officer, the independent directors meet in executive sessions periodically to discuss certain matters such as the chief executive officer’s performance and his annual compensation as well as our independent audit and internal controls. Andrew J. Gumm currently serves as our lead independent director. The lead independent director provides a source of leadership that is complimentary to that provided by the Chairman, but is independent of management. The lead independent director is responsible for providing input with respect to the preparation of agendas for meetings of the Board of Directors and committees, working with the Chairman and the corporate secretary to ensure that the Board of Directors has adequate resources and information to support its activities, educating the Board of Directors as to its responsibilities, chairing meetings of the independent directors and serving as a liaison between the Board of Directors and management and among individual directors. The Board of Directors has appointed William D. Gehl, who is also an independent director, to serve as Vice Chairman of the Board. The Vice Chairman assists the Chairman of the Board in fulfilling his duties, including setting our strategic direction, setting the agenda of the Board of Directors and serving as chair of Board of Directors meetings in the Chairman’s absence. The Board of Directors has decided to combine the positions of lead independent director and Vice Chairman, effective as of the date of the Annual Meeting. Accordingly, the Vice Chairman will serve as the lead independent director and will perform the duties described above. In addition, the Board of Directors will rotate the position of Vice Chairman among independent directors on a periodic basis. Finally, effective January 1, 2015, Mr. Lipman resigned as President and the Board of Directors appointed Greg J. Remus as President. Mr. Remus has primary responsibility for supervising our day-to-day operations, and as a result is able to provide additional insight and perspective in participating with our Chairman and Chief Executive Officer and our Vice Chairman in setting our strategic direction and establishing the agenda of the Board of Directors.
The Board of Directors is actively involved in oversight of risks that could affect Westbury Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within Westbury Bancorp, Inc. as well as through internal and external audits. Risks relating to the direct operations of Westbury Bank are further overseen by the Board of Directors of Westbury Bank, who are the same individuals who serve on the Board of Directors of Westbury Bancorp, Inc. The Board of Directors of Westbury Bank also has additional committees that conduct risk oversight separate from Westbury Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.
References to our Website Address
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.
Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended September 30, 2014, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.
Code of Ethics
Westbury Bancorp, Inc. has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, and all other employees and directors. The Code of Ethics is available on our website at www.westburybankwi.com.

Attendance at Annual Meetings of Stockholders
Westbury Bancorp, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of our directors who were serving at the time of the 2014 annual meeting of stockholders attended that meeting.
Communications with the Board of Directors
Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Westbury Bancorp, Inc., 200 South Main Street, West Bend, Wisconsin 53095, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.
Meetings and Committees of the Board of Directors
The business of Westbury Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Westbury Bancorp, Inc. are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
The Board of Directors held 12 regular meetings and one annual meeting during the year ended September 30, 2014. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee is comprised of Directors Gumm, Mohr, Rohr-Dralle and Wendorff, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Mohr serves as chair of the audit committee. The Audit Committee also serves as the audit committee of the board of directors of Westbury Bank. The Board of Directors has determined that Mr. Mohr qualifies as an “audit committee financial expert” as defined under applicable SEC rules because Mr. Mohr is a certified public accountant and has nearly 40 years of public accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.
Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.westburybankwi.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Westbury Bancorp, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met nine times during the year ended September 30, 2014.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Gumm, Mohr, Wendorff and Ziegler, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Ziegler serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter which is available on our Internet website at www.westburybankwi.com. The Nominating and Corporate Governance Committee met five times during the year ended September 30, 2014.
The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen Westbury Bank’s position in its community and can assist Westbury Bank with business development through business and other community contacts. The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;

•
the candidate’s relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

•	the candidate’s familiarity with the Westbury Bancorp, Inc.’s market areas, participation in local business, civic, or charitable organizations, and contacts with and knowledge of local businesses;

•	the candidate’s personal and professional integrity, honesty and reputation;

•	the candidate’s ability to represent the best long-term interests of Westbury Bancorp, Inc. and its stockholders, including potential for conflicts of interest with the candidate’s other endeavors;

•	the candidate’s ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;

•	whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and

•
any other factors that the Nominating and Corporate Governance Committee deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Westbury Bancorp, Inc.’s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Westbury Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.
In accordance with our Bylaws, a person is not eligible for election or appointment to the Board of Directors: (a) if a financial or securities regulatory agency has, within the ten years preceding such person’s election or appointment, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (c) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (d) other than the initial directors appointed in connection with the formation of the Westbury Bancorp, Inc., if such person did not, at the time of his first election or appointment to the Board of Directors, maintain his principal residence within ten miles of an office of Westbury Bancorp, Inc. or any subsidiary thereof for a period of at least one year prior to the date of his purported election or appointment to the Board of Directors. No person may serve on the Board of Directors if such person (a) is at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries, (b) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy, and confirm in writing his qualifications hereunder, (c) is a party to any agreement or understanding with a party other than Westbury Bancorp, Inc. or a subsidiary that (x) provides him with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (y) materially limits his voting discretion with respect to the fundamental strategic direction of Westbury Bancorp, Inc., or (z) materially impairs his ability to discharge his fiduciary duties with respect to the fundamental strategic direction of Westbury Bancorp, Inc., or (d) has lost more than one election for service as a director of Westbury Bancorp, Inc. No person may serve on the Board of Directors who is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors shall have the power to construe and apply the foregoing provisions and to make all determinations necessary or desirable to implement such provisions. In addition, no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if, at the time of such election, reelection, appointment or reappointment, such person shall have attained the age of 70, but no person shall be prohibited from serving the entirety of any term to which he was elected, regardless of whether such director attains the age of 70 during that term
During the year ended September 30, 2014 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.
The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 200 South Main Street, West Bend, Wisconsin 53095. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a nominee must write to the Company’s Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•
A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•
A statement of the candidate’s business and educational experience and all other information relating to such person that would indicates such person’s qualification to serve on the Company’s Board of Directors;

•	An affidavit that the candidate would not be disqualified under applicable provisions of the Bylaws of Westbury Bancorp, Inc.; and

•	Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for Director by a stockholder must be received by the Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Secretary of Westbury Bancorp, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by Westbury Bancorp, Inc.) of the date of the annual meeting is first made.
Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

It is important to distinguish between the recommendations of nominees by stockholders pursuant to this policy from a nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Westbury Bancorp, Inc. See “Stockholder Proposals and Nominations.”
Compensation Committee. The Compensation Committee is comprised of Directors Gehl, Gumm, Rohr-Dralle and Wendorff, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Gehl serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Westbury Bancorp, Inc. or Westbury Bank. The Compensation Committee also serves as the compensation committee of the board of directors of Westbury Bank. The Compensation Committee met six times during the year ended September 30, 2014.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee will also administer any stock-based incentive or compensation plan that Westbury Bancorp, Inc. may adopt in the future. During the fiscal year ended September 30, 2014, the Compensation Committee did not engage any compensation consultants to assist it in making compensation related decisions.

The Compensation Committee operates under a written charter which is available on our Internet website at www.westburybankwi.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.
Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;

•	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	to encourage ownership of our common stock through stock‑based compensation to all levels of management; and

•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.
The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Westbury Bancorp, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.
The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Westbury Bancorp, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the America Bankers Association as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.
Audit Committee Report
The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended September 30, 2014;

•
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees” as amended; and

•
We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2014 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Westbury Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
This report has been provided by the Audit Committee:
James L. Mohr, Chair
Andrew J. Gumm
Rondi Rohr-Dralle
Terry Wendorff

Transactions With Certain Related Persons
Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Westbury Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Westbury Bank makes loans to its directors, executive officers and employees through an employee loan program pursuant to which such loans bear interest at a rate that is 0.25% lower than the market rate at the time of origination. The program applies only to adjustable-rate first mortgages and home equity lines of credit on a primary residence and is available to all employees of Westbury Bank.

The following table sets forth loans made by Westbury Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended September 30, 2014, and all amounts of interest payable during the year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above. Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Westbury Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Name	Type of Loan	Largest Aggregate Balance from October 1, 2013 to September 30, 2014	Interest Rate on September 30, 2014	Principal Balance on September 30, 2014	Amount of Principal Paid from October 1, 2013 to September 30, 2014	Amount of Interest Paid from October 1, 2013 to September 30, 2014
Andrew J. Gumm	Mortgage on primary home	$319,260	3.75%	$314,461	$4,799	$14,890
Andrew J. Gumm	Home equity loan on primary	$33,596	3.75%	$27,185	$10,424	$1,121
J.J. Ziegler	Mortgage on primary home	$28,731	4.69%	$2,260	$26,471	$765
J.J. Ziegler	Home equity loan on primary	$95,618	2.75%	$92,277	$18,511	$2,458

Westbury Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. The aggregate amount of our loans to our executive officers and directors and their related entities was $4.7 million at September 30, 2014. As of September 30, 2014, these loans were performing according to their original terms.

Other Transactions. In addition to loans to directors and executive officers, during the fiscal year ended September 30, 2014, Westbury Bank paid $138,508 in legal fees to the Schloemer Law Firm, of which Director James Spella is a partner, and $188,563 in rent for one of its branch offices to Ziegler-Bence Development, a real estate development and management company of which Director J.J. Ziegler is a partner.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our Chief Executive Officer and our two other most highly compensated executives for the years ended September 30, 2014 and September 30, 2013. Each individual listed in the table below is referred to as a named executive officer.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(1) ($)	Option Awards(1) ($)	All other compensation(2) ($)	Total ($)
Raymond F. Lipman	2014	261,677	25,000	603,668	201,850	32,888	1,125,083
Chief Executive Officer	2013	255,054	24,707	—	—	36,708	316,469

Kirk J. Emerich	2014	152,885	20,000	402,450	134,568	22,288	732,191
Senior Vice President and Chief Financial Officer	2013	146,688	15,438	—	—	12,506	174,632

Greg J. Remus	2014	161,038	20,700	495,307	197,364	16,717	891,126
President and Chief Operating Officer	2013	136,529	14,890	—	—	5,714	157,133

_________________________

(1)
These amounts represent the aggregate grant date fair value for outstanding restricted stock awards and stock option awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards and stock option awards are described in Note 16 of the notes to the consolidated financial statements included in the Westbury Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 2014. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of Westbury Bancorp, Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive officer will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each named executive officer on June 25, 2014 with a grant date market value of $15.20 per share. Since all grants vest (are earned) at a rate of 20% per year beginning on the first anniversary of the grant date, none of the named executive officers recognized any income from the awards during 2014.

(2)
For 2014, the amounts in this column reflect what Westbury Bancorp, Inc. or Westbury Bank paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the following table:

Name	Auto Expenses ($)	Country Club Dues ($)	Board Fees ($)	Life Insurance Premiums ($)	Long-Term Disability Premiums ($)	Employer Contributions to 401(k) Plan ($)	ESOP Awards ($)	Total All Other Compensation ($)
Raymond F. Lipman	1,786	1,158	5,250	2,010	527	8,241	13,916	32,888
Kirk J. Emerich	3,972	1,099	—	338	457	6,051	10,371	22,288
Greg J. Remus	—	—	—	205	464	6,361	9,687	16,717

Employment Agreements. Westbury Bank entered into an employment agreement with Mr. Lipman in February 2014. The employment agreement has a three-year term and expires in February 2017. The agreement provides for the payment of base salary which must be reviewed at least annually and which may be increased but not decreased, except for decreases applicable to all officers. The current base salary for Mr. Lipman is $269,737. The agreement also provides for participation in bonus programs and other employee benefit plans, arrangements and perquisites applicable to senior officers. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
 Westbury Bank also entered into employment agreements with Mr. Remus and Mr. Emerich in February 2014. The employment agreements have two-year terms. Each employment agreement has substantially similar terms. Commencing on

December 31, 2014 and on each subsequent anniversary thereafter, the agreements may be renewed for an additional year so that the remaining term will be two years, provided that the Board of Directors has approved the extension of the term. The employment agreements were renewed and the terms will expire on December 31, 2016 unless extended further. The agreements provide for the payment of base salary which must be reviewed at least annually and which may be increased but not decreased except for decreases applicable to all employees. The current base salaries for Messrs. Remus and Emerich are $174,250 and $158,362 respectively. The agreement also provides for participation in bonus programs and other employee benefit plans, arrangements and perquisites applicable to senior officers. The executive's employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i)  a material change in the nature of the executive’s authority resulting in a reduction of the responsibility, or importance of executive’s position (ii) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, or (iii) a material breach of the employment agreement by Westbury Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the average bonus paid during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Westbury Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.
In the event of a change in control of Westbury Bank or Westbury Bancorp, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) two (2) times (three (3) times for Mr. Lipman) the executive’s “base amount” as defined under Internal Revenue Code Section 280G (the “base amount” is generally the five-year average of the executive’s taxable compensation), plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Westbury Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional twenty-four (24) months (thirty-six (36) months for Mr. Lipman) after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for twenty-four (24) months (thirty-six (36) months for Mr. Lipman) following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Internal Revenue Code Section 280G, such payments will be cutback by the minimum dollar amount necessary to avoid this result.
Under each employment agreement, if an executive becomes disabled within the meaning of Internal Revenue Code Section 409A, the executive shall receive benefits under any short-term or long-term disability plans maintained by Westbury Bank in which he participates. In the event of executive’s death, the executive’s family will be entitled to continued non-taxable medical insurance for twelve months following the executive’s death, with the family member paying the employee share of the insurance premiums.
Upon termination of the executive’s employment, the executive may be subject to certain restrictions on their ability to compete, or to solicit business or employees of Westbury Bank and Westbury Bancorp, Inc. for a period of one year following termination of employment.
Salary Continuation Agreements. Westbury Bank entered into non-qualified salary continuation agreements with each of Raymond Lipman and Kirk Emerich in 2004. The two agreements, which contain substantially identical terms, provide that Messrs. Lipman and Emerich, respectively, are entitled to receive a supplemental retirement benefit of $89,900 and $62,000 a year, respectively, payable over 20 years following a termination of employment on or after age 65, with the benefit paid in monthly installments. The benefits under the agreements are not vested; however, if Messrs. Lipman and Emerich terminate employment on or after age 62 but prior to age 65, the executive will be entitled to a reduced benefit, which will also be payable over 20 years with the benefit paid in monthly installments. The agreement also provides a benefit in the event of the executive’s death or disability.
401(k) Plan. Westbury Bank maintains the Westbury Bank 401(k) Profit Sharing Plan (“401(k) Plan”). Employees who have attained age 21 and completed six months of employment are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2014, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500, for a total contribution of $23,000. In addition to salary deferral contributions, Westbury Bank may make matching contributions and profit sharing contributions. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with Westbury Bank. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options including the common stock of Westbury Bancorp, Inc. through the Westbury Bancorp, Inc. Stock Fund.
Employee Stock Ownership Plan. In connection with the conversion, which was completed on April 9, 2013, Westbury Bank adopted an employee stock ownership plan for eligible employees. Eligible employees began participation in the employee stock ownership plan on the later of the effective date of the conversion (April 9, 2013) or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.
The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 411,403 shares of common stock of Westbury Bancorp, Inc. The employee stock ownership plan funded its stock purchase with a loan from Westbury Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Westbury Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan. The interest rate for the employee stock ownership plan loan adjusts annually to the prime rate on the first business day of the calendar year, retroactive to January 1 of such year, and is currently 3.25%.
The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service. However, each participant who was employed by Westbury Bank prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the employee stock ownership plan. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, a participant will receive a distribution from the employee stock ownership plan upon separation from service.
The employee stock ownership plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of September 30, 2014 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Raymond F. Lipman	—	71,578	15.20	6/25/2024	39,715	597,711
Kirk J. Emerich	—	47,719	15.20	6/25/2024	26,477	398,479
Greg J. Remus	—	69,987	15.20	6/25/2024	32,586	490,419

(1)	Stock options vest at the rate of 20% per year commencing June 25, 2015, one year from the date of grant, and continuing on each anniversary thereafter through June 25, 2019.

(2)	Restricted stock vests at the rate of 20% per year commencing June 25, 2015, one year from the date of grant, and continuing on each anniversary thereafter through June 25, 2019.

(3)	Reflects the closing market price of the stock on September 30, 2014 ($15.05) multiplied by the number of shares of restricted stock held by the named executive officer on such date.

Stock Benefit Plan
2014 Equity Incentive Plan. In June 2014, the Company’s stockholders approved the Westbury Bancorp, Inc. 2014 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees, and directors of Westbury Bancorp, Inc. and Westbury Bank with additional incentives to promote the Company’s growth and performance. Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, the Company’s stockholders have given the Company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the common stock of Westbury Bancorp, Inc.

The Equity Incentive Plan authorizes the issuance or delivery of up to 712,827 shares of Westbury Bancorp, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 509,162 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 203,665.

The Equity Incentive Plan is administered by the members of Westbury Bancorp, Inc.’s Compensation Committee of the Board of Directors (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

The Company’s employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement.

The Committee approved awards under the Equity Incentive Plan on June 25, 2014. All stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive the cash dividends paid on all restricted stock awards, whether such awards are vested or not.

Securities Authorized for Issuance Under Stock-Based Compensation Plans.

The following table sets forth information as of September 30, 2014 about common stock that may be issued under Westbury Bancorp, Inc.’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under stock-based compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders (1)	529,889	$15.20	182,938
Equity compensation plans not approved by stockholders	—	—	—
Totals	529,889	$15.20	182,938

(1)	These awards were granted pursuant to the Westbury Bancorp, Inc. 2014 Equity Incentive Plan.

Director Compensation
The following table sets forth for the fiscal year ended September 30, 2014 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to Mr. Lipman who is also a named executive officer is included above in “Executive Officer Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Russell E. Brandt	26,850	92,872	27,124	1,514	148,360
William D. Gehl	30,200	92,872	27,124	2,010	152,206
Gerald R. Guarnaccio(3)	7,600	—	—	—	7,600
Andrew J. Gumm	40,950	92,872	27,124	1,723	162,669
James L. Mohr	26,800	92,872	27,124	—	146,796
Rondi Rohr-Dralle	16,100	92,872	27,124	—	136,096
James A. Spella	26,100	92,872	27,124	2,117	148,213
Terry Wendorff	27,250	92,872	27,124	—	147,246
J.J. Ziegler	26,750	92,872	27,124	1,389	148,135

(1)
These amounts represent the aggregate grant date fair value outstanding restricted stock awards and stock option awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards and stock option awards are described in Note 16 of the notes to the consolidated financial statements included in the Westbury Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 2014. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of Westbury Bancorp, Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised Therefore, there is no assurance that the value realized by a director will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each director on June 25, 2014 with a grant date market value of $15.20 per share. Since all grants vest (are earned) at a rate of 20% per year beginning on the first anniversary of the grant date, none of the directors recognized any income from the awards during 2014.

(2)	Amounts in this column reflect the cost of long-term care insurance premiums paid by Westbury Bank.

(3)	Mr. Guarnaccio retired effective January 15, 2014. Amounts include contributions by Mr. Guarnaccio to the Westbury Bank deferred compensation plan.

Director Fees

Each director of Westbury Bank is paid a monthly retainer of $1,750. The vice-chairman and the lead independent director each receive an additional monthly retainer of $875. Each director is paid a fee of $800 for each special meeting attended during the fiscal year. Additionally, each director is a paid a fee for his services on the audit committee, enterprise risk committee, nominating and governance committee, personnel and compensation committee and directors’ loan committee in the amount of $300 ($500 for the chairman of the committee), respectively, for each committee meeting attended. Westbury Bancorp, Inc. does not separately compensate directors for serviced on the board of directors of committees of Westbury Bancorp, Inc.
Director Plan

Deferred Compensation Plan. Westbury Bank maintains a deferred compensation plan for selected directors. The only participants are Gerald Guarnaccio, who retired from the Board in February 2014 and James Mohr. Under the deferred compensation plan, participants are permitted to defer all or a portion of their compensation. The deferred compensation plan, which is an unfunded plan, provides that interest on the deferred amounts will be computed at a rate equal to the greater of (a) the prime rate, as published in the Wall Street Journal, on the first day of each calendar quarter, minus two hundred (200) basis points, or (b) three percent (3%). Each participant is always 100% vested in his account balance. Participants will receive a distribution in a single lump sum or in annual installments in accordance with a participant’s written elections. For the fiscal years ended September 30, 2014 and September 30, 2013, Mr. Guarnaccio deferred $7,600 and $25,100, respectively, and received an interest credit of $ 12,869 and $11,949, respectively. Mr. Mohr ceased to defer compensation to the plan effective January 1, 2012. For the fiscal years ended September 30, 2014 and September 30, 2013, Mr. Mohr received an interest credit of $6,198 and $6,025, respectively.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of Westbury Bancorp, Inc. has approved the engagement of McGladrey LLP to be our independent registered public accounting firm for the year ending September 30, 2015, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of McGladrey LLP for the year ending September 30, 2015. A representative of McGladrey LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.
Even if the engagement of McGladrey LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Westbury Bancorp, Inc. and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by McGladrey LLP during the years ended September 30, 2014 and September 30, 2013.

	Year Ended September 30, 2014	Year Ended September 30, 2013

Audit Fees	$256,000	$342,000
Audit-Related Fees	$44,000	$29,000
Tax Fees	$20,000	$24,000
All Other Fees	$—	$—

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $256,000 and $253,000 during the years ended September 30, 2014 and 2013, respectively, and an additional $89,000 during the year ended September 30, 2013 related to our mutual-to-stock conversion, including the change in our fiscal year end from December 31 to September 30.

Audit Related Fees. Audit-related fees are fees billed to us for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “—Audit Fees.” These services related to audits of our 401(k) plan, our ESOP and HUD reporting, as well as agreed-upon procedures for student loans.

Tax Fees. The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $20,000 and $20,000 during the years ended September 30, 2014 and 2013, respectively, and an additional $4,000 during the year ended September 30, 2013 related to our mutual-to-stock conversion, including the change in our fiscal year end from December 31 to September 30.

All Other Fees. There were no fees billed to us during the years ended September 30, 2014 and 2013 that are not described above.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of McGladrey LLP. The Audit Committee concluded that performing such services does not affect the independence of McGladrey LLP in performing its function as our independent registered public accounting firm.

The Audit Committee has adopted a pre-approval policy, and pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by McGladrey LLP, subject to the de minimum exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as, which are approved by the Audit Committee prior to the completion of the audit. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of McGladrey LLP.
The Board of Directors recommends a vote “FOR” the ratification of McGladrey LLP as independent registered public accounting firm for the year ending September 30, 2015.
STOCKHOLDER PROPOSALS AND NOMINATIONS
In order to be eligible for inclusion in the proxy materials for our 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Westbury Bancorp, Inc.’s executive office, 200 South Main Street, West Bend, Wisconsin 53095, no later than January 16, 2016, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be considered at our 2016 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting or a director nomination must be delivered or mailed to and received by the Secretary at our executive office by not later than the close of business on the 90th day prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if (A) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice must be delivered or mailed to and received by the Secretary at our executive office not later than the tenth day following the date on which notice of such meeting was mailed to stockholders or was otherwise disclosed in a press release reported by a nationally recognized news service, in a document publicly filed or furnished with the Securities and Exchange Commission, or on our website.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Westbury Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Westbury Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Westbury Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws or Westbury Bancorp, Inc.; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the books of Westbury Bancorp, Inc., and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Westbury Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Westbury Bancorp, Inc. Westbury Bancorp, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Westbury Bancorp, Inc. may solicit proxies personally or by telephone without additional compensation.

A COPY OF WESTBURY BANCORP, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, 200 SOUTH MAIN STREET, WEST BEND, WISCONSIN 53095 OR BY CALLING (262) 334-5563.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Westbury Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2014 Annual Report to Stockholders are each available on the Internet at www.edocumentview.com/WBB.

BY ORDER OF THE BOARD OF DIRECTORS
Nancie P. Heaps Secretary
West Bend, Wisconsin
May 15, 2015

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 17, 2015.
Vote by Internet
Go to www.investorvote.com/WBB
Or scan the QR code with your smartphone.
Follow the steps outlined on the secure website.

Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote “FOR” Items 1 and 2.
1. Election of Directors:    For Withhold            For Withhold                For Withhold
01 - Raymond F. Lipman     ○    ○    02 - William D. Gehl     ○    ○    03 - Andrew J. Gumm         ○ ○

For Against Abstain
2. Proposal to ratify the appointment of McGladrey LLP as the      ○ ○     ○
Company’s independent registered public accounting firm for
the year ending September 30, 2015.

3. In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

B Non-Voting Items
Change of Address - Please print new address below.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, sign in corporation’s name by an authorized officer. If a partnership, please sign in partnership’s name by an authorized person.
Date (mm/dd/yyyy) - Please print date below.    Signature 1 - Please keep signature within the box.    Signature 2 - Please keep signature within the box.

Dear Shareholder:

Westbury Bancorp, Inc. encourages you to take advantage of a convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed on the reverse side in the gray bar. The number that appears in the gray bar on the reverse must be used to access the system.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2015: WESTBURY BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND WESTBURY BANCORP, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT WWW.EDOCUMENTVIEW.COM/WBB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy - Westbury Bancorp, Inc.
200 South Main Street
West Bend, WI 53095

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints the proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the common stock of Westbury Bancorp, Inc. held of record by the undersigned on April 30, 2015, at the main office of Westbury Bank located at 200 South Main Street, West Bend, WI 53095 at 1:30 p.m. local time, on June 17, 2015.
If no choice is specified, this Proxy will be voted “FOR” the Director nominees in the Proxy Statement, and “FOR” Item 2. In the absence of an instruction to the contrary, this Proxy will be voted in the accordance with the recommendations of the Board of Directors on the proposals stated herein and at the discretion of the Proxies on any other business.
Receipt of Notice of the Annual Meeting and Proxy Statement dated May 15, 2015 and the 2014 Annual Report to Stockholders is hereby acknowledged. PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.